UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2020

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Wednesday, June 3, 2020, at 8:00 a.m. Mountain Time, via a virtual meeting at https://web.lumiagm.com/249900014. In light of the coronavirus (COVID-19) pandemic and the protocols that federal, state and local governments are currently imposing, and out of an abundance of caution and appreciation for our stockholders, we have determined that this year’s annual meeting will be a virtual meeting of stockholders conducted via live audiocast.

Details of the business to be conducted at the Annual Meeting and instructions for how to participate in the Annual Meeting are set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement. Only stockholders of record at the close of business on April 13, 2020 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

 We are furnishing our proxy materials to our stockholders over the Internet. On or about April 17, 2020, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record that did not request to receive printed copy of our proxy materials, including the Proxy Statement and our Annual Report for the fiscal year ended February 1, 2020, or are otherwise receiving our proxy materials electronically by email. Brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability to the beneficial owners. The Notice of Internet Availability contains instructions for how stockholders can access our proxy materials over the Internet and vote their shares. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail on or about April 17, 2020.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote on the matters presented as soon as possible. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

Thank you for your continued support and interest in Sportsman’s Warehouse.

Sincerely,

Jon Barker President and Chief Executive Officer

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
1475 WEST 9000 SOUTH SUITE A
WEST JORDAN, UT 84088

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2020

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Sportsman’s Warehouse Holdings, Inc. (the “Company”) will be held via live audiocast on the Internet at https://web.lumiagm.com/249900014, on Wednesday, June 3, 2020, at 8:00 a.m. Mountain Time. The purposes of the Annual Meeting are to:

1.Elect the two Class III directors named in the accompanying Proxy Statement to serve until the Company’s 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

3.To approve, on an advisory basis, our named executive officer compensation;

4.To approve, on an advisory basis, the frequency of future advisory votes on our named executive officer compensation; and

5.Transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Each outstanding share of the Company’s common stock entitles the holder of record at the close of business on April 13, 2020, the record date, to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Shares of the Company’s common stock can be voted at the Annual Meeting or by valid proxy.

A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at 1475 West 9000 South, Suite A, West Jordan, Utah, for ten days before the Annual Meeting, and during the Annual Meeting such list will be available for examination at https://web.lumiagm.com/249900014  .

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy as soon as possible to help ensure the presence of a quorum at the Annual Meeting. You are urged to submit your proxy or voting instructions electronically or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. If you request a printed copy of your proxy materials, you may also vote by mail by signing, dating, and returning your proxy card or voting instruction form in the pre-paid envelope provided. Voting now via proxy will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Robert K. Julian Chief Financial Officer and Secretary

April 17, 2020

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute forward-looking statements as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements may concern our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition, which are subject to risks and uncertainties. All statements other than statements of historical fact included in this proxy statement are forward-looking statements. These statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results.

All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	the COVID-19 pandemic and measures intended to reduce its spread;
•	our ability to integrate the nine stores we recently acquired from Dick’s Sporting Goods;
•	our retail-based business model is impacted by general economic and market conditions and economic, market and financial uncertainties may cause a decline in consumer spending;
•

current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may impact the demand for our products and our ability to conduct our business;

•	our concentration of stores in the Western United States, which makes us susceptible to adverse conditions in this region, which could affect our sales and cause our operating results to suffer;
•	the highly fragmented and competitive nature of our industry in which we may face increased competition;
•	changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; and
•	we may not be successful in operating our stores in any existing or new markets into which we expand.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended February 1, 2020, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and public communications. You should evaluate all forward-looking statements made in this proxy statement and otherwise in the context of these risks and uncertainties.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date of this proxy statement and are not guarantees of future

ii

performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

iii

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
1475 WEST 9000 SOUTH SUITE A

WEST JORDAN, UT 84088

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sportsman’s Warehouse Holdings, Inc.  from the holders of shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company to be voted at the 2020 Annual Meeting of Stockholders to be held via live audiocast on the Internet at https://web.lumiagm.com/249900014 on June 3, 2020, at 8:00 a.m. Mountain Time (the “Annual Meeting”), and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which these proxy materials are first being sent or made available to our stockholders is April 17, 2020.

The terms “we,” “our,” “us,” “Sportsman’s Warehouse,” or the “Company” refer to Sportsman’s Warehouse Holdings, Inc. and its subsidiaries.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report on Form 10-K for the year ended February 1, 2020 (the “2019 Annual Report”) are available on the Internet at proxypush.com/spwh. These materials are also available on our corporate website at investors.sportsmans.com.

VOTING INFORMATION

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials, including our Notice of Annual Meeting, Proxy Statement and 2019 Annual Report, to most stockholders over the Internet. On or about April 17, 2020, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to stockholders that did not request to receive printed copies of our proxy materials or that are otherwise receiving our materials electronically by email, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability to the beneficial owners. The Notice of Internet Availability contains instructions on how stockholders can access and review our proxy materials via the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how to request, free of charge, paper copies of the proxy materials. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail.

 We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act on the following matters:

1.

Election of the two Class III directors named in this Proxy Statement to serve until the Company’s 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

3.	Approval, on an advisory basis, of the Company’s named executive officer compensations; and

4.	Approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation.

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Who may vote?

Only holders of record of our Common Stock, at the close of business on the record date, April 13, 2020 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. As of the Record Date, there were 43,298,934 shares of Common Stock issued and outstanding. Our Common Stock is the only class of securities of the Company authorized to vote. Stockholders are not entitled to cumulative voting rights in the election of directors.

Who counts the votes?

Votes at the Annual Meeting will be tabulated by a representative of Equiniti Shareowner Services, who will serve as the Inspector of Elections.

Who can attend the Annual Meeting?

We will be hosting the Annual Meeting on the Internet via live audiocast. You will not be able to attend the Annual Meeting in person. All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may listen to and participate in the Annual Meeting via the Internet at https://web.lumiagm.com/249900014.

You will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting.

If your shares are held in “street name” (that is, through a bank, broker, or other nominee) and you want to vote at the Annual Meeting, you will also need to obtain and submit a “legal proxy” from the bank, broker, or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Please note that if you hold your shares in “street name” you will also need to submit a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

The Annual Meeting audiocast will begin promptly at 8:00 a.m., Mountain Time.  We encourage you to access the Annual Meeting audiocast prior to the start time.  Online check-in will begin, and stockholders may begin submitting written questions, at 7:45 a.m. Mountain Time, and you should allow ample time for the check-in procedures.

After the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal.

How do I attend the Annual Meeting?

If you would like to attend the 2020 Annual Meeting on the Internet, you will need to follow the procedures below:

•

Visit https://web.lumiagm.com/249900014 on your smart phone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.

•	To register as a shareholder, select “I have a Control Number.” If you are a visitor, select “General Access.”
•	As a shareholder, you will then be required to enter your Control Number that is shown on your proxy card.

•	The Meeting Code is SPORTSMANS2020 (case sensitive).
•	As a visitor, you will be prompted to provide your first name, last name and email address.
•	When you have been successfully authenticated, the information screen will be displayed. You can view information on the Company, ask questions and listen to the audiocast.

Why is the Company holding the Annual Meeting virtually?

We are embracing technology to provide expanded access, improved communication, and costs savings for our stockholders and the Company. We are also adopting a virtual meeting due to the recent events surrounding the COVID-19 pandemic. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person Annual Meeting of stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum, permitting Sportsman’s Warehouse to conduct its business at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

What vote is required for adoption or approval of each matter to be voted on?

Proposal	Vote Required	Board’s Recommendation
Proposal 1: Election of Directors

Each director nominee will be elected at the Annual Meeting if the nominee receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee).

“For” each of the Class III director nominees named in this Proxy Statement
Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm	Majority of the shares present in person or represented by proxy and entitled to vote on the matter.	“For” the ratification of the appointment of KPMG LLP
Proposal 3: Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation	Majority of the shares present in person or represented by proxy and entitled to vote on the matter.	“For” the approval, on an advisory basis, of the named executive officer compensation

4
Proposal 4: Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on Named Executive Officer Compensation	The frequency option receiving the highest number of affirmative votes will be considered the preferred frequency option of stockholders.	“1 Year” as the frequency of future advisory votes on named executive officer compensation.

What are my choices for casting my vote on each matter to be voted on?

Your choices for casting your vote on each proposal to be voted on at the Annual Meeting are as follows:

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Proposal 1: Election of Directors	“For,” “Against,” or “Abstain” with respect to each of the two director nominees	None. Not counted as a “vote cast”	No	None. Not counted as a “vote cast”

Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm	“For,” “Against,” or “Abstain”	Vote “Against” the proposal	Yes	Not Applicable

Proposal 3: Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation	“For,” “Against,” or “Abstain”	Vote “Against” the proposal	No	None.

Proposal 4: Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on Named Executive Officer Compensation	“1 Year,” “2 Years,” “3 Years,” or “Abstain”	No Effect	No	None.

What are broker non-votes?

If you are a beneficial stockholder that holds your shares in “street name” through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 1 (election of directors), Proposal 3 (approval, on an advisory basis, of the Company’s named executive officer compensation), and Proposal 4 (approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation) are considered non-routine matters, and Proposal 2 (ratification of KPMG LLP as our independent registered public accounting firm) is considered a routine matter.

Consequently, if you hold your shares in street name through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 2, but will not be permitted to vote your shares on Proposal 1, 3 and 4 or on any other business as may properly come before the Annual Meeting. If your broker exercises this discretion on Proposal 2, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposal 1, 3 and 4 at the Annual Meeting.

How will voting on any other business be conducted?

Although the Board does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holders to vote on those matters in their discretion.

How do I vote my shares?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may attend and vote at the Annual Meeting.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice of Internet Availability previously mailed to you. You may also vote by telephone by following the instructions in the Notice of Internet Availability. If you hold your shares of Common Stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee on how to vote your shares.

Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Voting during the Annual Meeting.

Stockholders may participate in and vote at the Annual Meeting by visiting the following website: https://web.lumiagm.com/249900014.  You will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. In addition, each stockholder of record may designate one person to represent his or her shares at the Annual Meeting. If multiple representatives request access on behalf of the same stockholders, the first person to enter the virtual Annual Meeting with the appropriate control number will be allowed to participate in the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.

If you are a stockholder of record and properly submit a proxy, we will vote your shares according to your instructions, or if you provide no instructions, according to the recommendation of the Board on the proposals named in this Proxy Statement.

What is the deadline for voting my shares?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Central Time on June 2, 2020 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by the Company before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.

Can I revoke my proxy?

Yes. If you are a stockholder of record, you can revoke your proxy by:

•	Filing a written notice of revocation bearing a later date than your previously submitted proxy with our Secretary at our principal executive offices before the Annual Meeting;
•	Providing subsequent Internet or telephone voting instructions;
•	Delivering a valid proxy card bearing a later date; or
•	Participating in the Annual Meeting via the Internet and voting your shares electronically at the Annual Meeting.

For shares held in “street name”, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending and voting at the Annual Meeting.

Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

What happens if I experience technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.

Who will bear the cost of this proxy solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of preparing, assembling, and mailing the Notice of Internet Availability, Proxy Statement, and other soliciting materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our issued and outstanding Common Stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our employees, who will not receive any additional compensation for any such services.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Form 8-K to be filed with the SEC and which we will make available on our website at investors.sportsmans.com under “Financials and Filings”.

If I share an address with another stockholder and received only one copy of the proxy materials, how do I obtain an additional copy?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095. If you are a beneficial stockholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors is currently set at eight directors. However, as previously disclosed, on April 2, 2020, Mr. Kent Graham notified the Board of his decision not to stand for re-election as a Class III director at the Annual Meeting. As a result, the Board has approved setting the size of our Board of Directors at seven directors, effective immediately prior to the Annual Meeting. In addition, Mr. Williamson joined the Board in September 2019 and was initially recommended as a director candidate by Joe Schneider.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide for a staggered, or classified, Board consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:

•	the Class III directors are Mr. Barker and Mr. Hickey, and their terms will expire at the Annual Meeting.
•	the Class I directors are Mr. Eastland, Mr. Schneider and Mr. Williamson, and their terms will expire at the annual meeting of stockholders to be held in 2021.
•	the Class II directors are currently Ms. Bejar and Mr. McBee, and their terms will expire at the annual meeting of stockholders to be held in 2022.

Upon the expiration of the term of a class of directors, directors for that class will be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on our Board may be filled only by the affirmative vote of a majority of the directors then in office.

The Nominating and Governance Committee of the Board is responsible for reviewing and recommending to the Board from time to time the experience, qualifications, attributes, skills or other criteria desired for directors and director candidates. In considering candidates for nomination or appointment to the Board, the Board considers such factors such as whether the director candidate has relevant expertise upon which to be able to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, has demonstrated excellence in his or her field, has the ability to exercise sound business judgment and has the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting its assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experiences, background and capability. Although we do not have a formal diversity policy, we believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

All of our directors bring to the Board a wealth of executive leadership experience. Below we identify and describe the key experience, qualifications, and skills our directors bring to the Board that are important in light of our businesses and structure. The directors’ experiences, qualifications, and skills that the Board considers in their re-nominations are included in their individual biographies.

Nominees for Election as Class III Directors at the Annual Meeting

Jon Barker, 52, has served as our Chief Executive Officer and member of our Board since March 2018 and as our President since March 2017. Mr. Barker previously served as our Chief Operating Officer from March 17, 2017 to March 13, 2018. Prior to joining us, Mr. Barker served as VP Global Officer for Wal-Mart Stores, Inc. where he served in the dual roles of President and CEO of Hayneedle.com, a leading online home furnishings retailer, since 2013, and effective January 2017 as group leader for the Home and Outdoor furnishings categories for U.S. ecommerce across Walmart.com, Jet.com and Hayneedle.com. From 2008 to 2013, Mr. Barker was Chief Operating Officer of Hayneedle.com. Prior to Walmart, Mr. Barker served as Senior Vice President of Distribution-Logistics at Cornerstone Brands from 1999 to 2008, which is comprised of home and lifestyle brands including Frontgate,

Ballard Designs, Garnet Hill, Grandin Road, and Improvements. Mr. Barker brings his knowledge of the day-to-day operations of our Company to the Board of Directors, providing valuable insight to the Board of Directors as it oversees our operations, growth and finances.  We also believe his prior experience in retail and online marketing will provide useful knowledge to our Board. Mr. Barker received a bachelors degree in Business Management from Northern Kentucky University.

Gregory P. Hickey, 69, has served as a member of our Board since April 2014. From 1973 until his retirement in 2010, Mr. Hickey was an accountant at PricewaterhouseCoopers LLP, serving as a partner since 1983. Mr. Hickey held various positions during his time at PricewaterhouseCoopers LLP, including serving as partner-in-charge of the Los Angeles tax practice, as the tax leader of the West Region and as the tax engagement partner for numerous publicly traded consumer products companies. Additionally, between 1985 and 2006, Mr. Hickey was a professor in the Masters of Taxation program at the University of Southern California. Mr. Hickey also served as President and a member of the board of directors of the Southern California Tennis Association. Mr. Hickey received a bachelor’s degree in accounting from the University of Southern California. We believe that Mr. Hickey’s extensive accounting expertise and his experience advising public companies on tax and accounting matters adds valuable experience to our Board of Directors.

Continuing Directors

Joseph P. Schneider, 59, has served as a member of our Board since April 2014 and as the Chairman of the Board since April 5, 2019. From 2000 until 2012, Mr. Schneider served as President and Chief Executive Officer of LaCrosse Footwear Inc., a publicly traded footwear company until its acquisition by ABC-Mart in August 2012. Additionally, he served on the board of directors of LaCrosse Footwear Inc. from 1999 through 2012. Between 1985 and 2000, Mr. Schneider held various other positions with LaCrosse Footwear Inc. and its subsidiary, Danner, Inc., including serving as President and Chief Executive Officer of Danner, Inc. from 1998 to 2000. Mr. Schneider received a bachelor’s degree in business administration from Northern Arizona University. We believe that Mr. Schneider’s tenure as a chief executive officer of a publicly traded company makes him a valuable advisor to our Board.

Martha Bejar, 57,  has served has a member of our Board since February 2019. Ms. Bejar currently serves as the co-Founder of Red Bison Advisory Group, LLC, a telecommunications and technology advisory firm founded in early 2014. Most recently, Ms. Bejar served as CEO and Director of Unium Inc., a WiFi software solution provider, from March 2017 until its sale to Nokia Corp. in March 2018. Prior to her time at Unium, Ms. Bejar was CEO/Director at Flow Mobile Inc., a broadband wireless access solution provider, from January 2012 to December 2015. Prior to joining Flow Mobile, Ms. Bejar was Chairperson/CEO of Wipro Infocrossing Cloud Computing Services (A Wipro Company). Prior to Wipro, Ms. Bejar was with Microsoft Corp., where she was the Corporate Vice President for the Communications Sector. In addition to serving on the Board of Directors of Red Bison Advisory Group, LLC, she also serves on the Board of CenturyLink Inc. (NYSE: CTL), CommVault Systems, Inc. (Nasdaq: CVLT), Neopost  S.A (Euronex: NEO.PA) and Rainer Scholars (NON-FOR-PROFIT), and is a member of the Presidents Advisory Group at EastWest Institute (NON-FOR -PROFIT). Ms. Bejar received an Advanced Management Program degree from Harvard University Business School. She graduated with a Bachelor of Science degree in Industrial Engineering from the University of Miami and also holds an MBA from Nova Southeastern University. We believe that Ms. Bejar’s executive leadership experience, as well as her technical expertise and extensive experience in the communications and technology industries, make her a valuable member of our Board of Directors.

Christopher Eastland,  47, has served as a member of our Board since August 2009 and previously served as the Chairman of the Board from September 2010 to April 5, 2019. In addition to Mr. Eastland’s service on our Board, he is a partner at Seidler Equity Partners III, L.P. (“Seidler”), having joined in 2004, where he is involved in all investment activities, including the structuring, negotiating and closing of portfolio investments, and has served on the boards of numerous private companies. Prior to joining Seidler, Mr. Eastland was an attorney at O’Melveny & Myers LLP from 1999 to 2004. His practice focused principally on mergers and acquisitions and private equity investments, as well as representation of public and private companies in commercial transactions. Mr. Eastland received a bachelor’s degree in business administration and entrepreneurial studies from the University of Southern California and a Juris Doctor degree from the University of Southern California and is a member of the State Bar of California. We believe that Mr. Eastland’s experience of more than 15 years at Seidler overseeing investments in its portfolio companies, his experience of serving on the board of directors of Parks! America Inc. and his prior experience as an attorney representing public and private corporations will enable him to provide useful insight to our Board.

Richard McBee, 56, has served as a member of our Board since November 2018. He currently serves as President and Chief Executive Officer of Riverbed Technology, a position he has held since October 2019. He previously served as President and Chief Executive Officer of Mitel Networks Corporation (Nasdaq: MITL) from January 2011 to October 2019 where he  led Mitel’s global strategy, business performance and global execution. Prior to joining Mitel, from 2007 to 2011, Mr. McBee served as President of the Communications and Enterprise Group of Danaher Corporation (NYSE: DHR). He joined Danaher in 2007 as President, Tektronix Communications, following the acquisition by Danaher of Tektronix. Prior to the acquisition, Mr. McBee spent 15 years with Tektronix and held a variety of positions of increasing responsibility, including Senior Vice President and General Manager, Communications Business Unit; Senior Vice President of Worldwide Sales, Service and Marketing; and Vice President of Marketing and Strategic Initiatives. Mr. McBee holds a Master’s Degree in Business Administration from the Chapman School of Business and Economics and graduated from the United States Air Force Academy with a Bachelor of Science degree. In addition to the Mitel board, Mr. McBee serves on the board of Tech Titans, the largest technology trade association in Texas, and is a member of the National Association of Corporate Directors (NACD). We believe that Mr. McBee’s strong leadership skills and his past experience as a public company CEO make him an asset to our Company and Board.

Philip Williamson, 58, has served as a member of our Board since September 2019. Mr. Williamson has spent over 35 years at Williamson-Dickie Manufacturing Company, better known by its brand Dickies. He currently serves in an advisory role to Dickies, after serving as President from October 2017 to July 2019.  Prior to that, Mr. Williamson served as Chairman, President and CEO of Dickies from January 1997 until October 2017, at which time Williamson Dickie Manufacturing Company was acquired by VF Corporation (NYSE: VFC). From January 1994 to January 1997, he served as Chief Executive Officer and Vice Chairman. Mr. Williamson began his career at Williamson-Dickie Manufacturing Company in 1983 and held various roles of increasing responsibility. He is the fourth generation of Williamsons to have served at Williamson-Dickie Manufacturing Company. Mr. Williamson received a Bachelor of Science degree in Business from the University of Denver and a Masters of Business Administration from the University of Texas-Austin.  He currently serves on the Board and Executive Committee of the Fort Worth Stock Show and Rodeo. Mr. Williamson previously served as Chairman of the Board of Directors of the American Apparel and Footwear Association (“AAFA”) from 2013 to 2014. Prior to serving as Chairman, he was Secretary of the AAFA’s Board of Directors. He also was previously a Board member at Blessings Corporation. We believe Mr. Williamson’s decades of experience leading a global, multi-brand workwear clothing and accessories business make him valuable to our Board.

Nominees for Election

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated  Messrs. Barker and Hickey for election to the Board to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified. These individuals are currently Class III directors of the Company.

The nominees for election have consented to be named in this Proxy Statement and to serve as directors if elected. If and of the nominees are unable or unwilling for good cause to serve as directors if elected (which is not anticipated), the persons who are designated as proxy holders may exercise discretionary authority to vote for a substitute nominee selected by our Board or our Board may reduce the number of directors serving on the Board.

Vote Required for Election of Directors

In April 2020, we amended our Bylaws to adopt a majority voting standard for the election of directors in uncontested elections. Accordingly, each director nominee will be elected at the Annual Meeting if he receives a majority of the votes cast with respect to his election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). Broker non-votes and abstentions are not treated as votes cast and therefore will not be considered in determining the outcome of the election of directors.

The majority voting standard adopted by the Board includes a director resignation policy that requires an incumbent director who stands for election to the Board but who fails to receive a majority of the votes cast in an uncontested election of directors to tender his or her resignation to the Secretary of the Company promptly following certification of the election results. In such event, the Board, taking into account the recommendation of the Nominating and Governance Committee of the Board, must decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind any decision to reject the tendered resignation, within 90 days following certification of the election results. The Nominating and Governance Committee and the Board may, in making their recommendation or decision, as applicable, consider any factors and other information that they consider appropriate and relevant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Company’s corporate governance practices are memorialized in our Corporate Governance Guidelines which direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available on our website at investors.sportsmans.com.

Annual Board Evaluation

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee oversees an annual evaluation of the performance of the Board and each of its committees in order to assess the overall effectiveness of the Board and its committees. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination

Director Independence

Our Board has determined that each of Ms. Bejar and Messrs. Eastland, Graham, Hickey, McBee, Schneider and Williamson qualify as an “independent director” under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Barker does not qualify as an independent director because he is employed as our President and Chief Executive Officer. In addition, the Board previously determined that Mr. Kay Toolson qualified as an independent director under the applicable rules of Nasdaq during his service on our Board through his resignation at our 2019 annual meeting of stockholders. In making its independence determinations, our Board considered the relationships that each of these non-employee directors has with the Company, including the transactions listed below, and all other facts and circumstances our Board deemed relevant in determining their independence. Mr. Williamson is currently a Brand Ambassador for Williamson-Dickie Mfg. Co., and was previously its President and Chief Executive Officer from 1997 to 2017.  Williamson-Dickie Mfg. Co. is owned by V. F. Corporation.  V. F. Corporation sells certain products to us in the ordinary course of business.  The amount involved in these transactions represent less than 1% of V. F. Corporation’s annual gross revenue.  Our Board affirmatively determined that our transactions with V. F. Corporation did not, and would not, interfere with Mr. Williamson’s exercise of independent judgment in carrying out his responsibilities as a director.  As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Meetings and Attendance

During fiscal year 2019, our Board held seven meetings, the Audit Committee held five meetings, the Compensation Committee held seven meetings and the Nominating and Governance Committee held three meetings. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during fiscal year 2019. In addition, the independent directors meet regularly in executive session without the presence of management.

It is the Board’s policy to encourage directors to attend the annual meeting of stockholders, either in person or telephonically. Our Board expects each director to attend the Annual Meeting. All of our then-current directors attended last year’s annual meeting of stockholders.

Board Leadership and Structure

Our Corporate Governance Guidelines provide that the Board will exercise its discretion in combining or separating the offices of the Chairman of the Board and the Chief Executive Officer, based on the Board’s judgment of the best interests of the Company and its stockholders from time to time. The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct. While the Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board. The Board believes that participation of the Chief Executive Officer as a director, while keeping the roles of Chief Executive Officer and Chairman of the Board separate, provides the proper balance between independence and management participation at this time.

Board’s Role in Risk Oversight

One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business. The Board is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board. Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to the Company relating to such matters.

The Board has delegated oversight for specific areas of risk exposure to committees of the Board as follows:

1.

The Audit Committee is responsible for discussing the Company’s overall risk assessment and risk management policies with management, our internal auditors and our independent registered public accounting firm as well as the Company’s plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls. In addition, the Audit Committee reviews all related party transactions, including the risks relating to those transactions impacting the Company.

2.	The Compensation Committee reviews the Company’s incentive compensation arrangements to help ensure that they do not encourage unnecessary risk-taking.
3.	The Nominating and Governance Committee reviews corporate governance-related risks impacting the Company, including those related to environmental and social matters.

At each regular meeting of our Board, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Upon the request of the committees, our Chief Executive Officer and Chief Financial Officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. Also, at least annually the Board receives an update relating to cyber security risks the Company faces and the steps that the Company has taken in order to address these risks. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held. Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Compensation Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to encourage unnecessary or excessive risk taking that could have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume unnecessary or excessive risks that could have a material adverse effect on the Company.

Policy on Hedging and Pledging

The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company. The Company has incorporated prohibitions on various hedging activities within its insider trading policy, which policy applies to directors, officers and employees. The policy prohibits all directors, officers and employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. The policy also prohibits pledging any Company stock or equity awards as collateral for any margin account, or other form of credit arrangement.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. All committee members are independent directors and meet the independence requirements under Nasdaq for the applicable committee on which they serve. In addition, each member of the Audit Committee also meets the independence requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and satisfies the additional financial literacy requirements of the Nasdaq rules. Our Board has also determined that each member of the Compensation Committee satisfies the additional independence requirements specific to compensation committee membership under applicable rules of Nasdaq. In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

The charters of these committees are available on our website at investors.sportsmans.com

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Christopher Eastland
Gregory P. Hickey	Chairperson		X
Jon Barker
Joseph P. Schneider		X
Martha Bejar	X		Chairperson
Kent V. Graham*		X	X
Richard McBee		Chairperson
Phillip Williamson	X	X

*Mr. Graham is not standing for re-election at the Annual Meeting

Audit Committee

Our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	approving related party transactions.

Our Board has determined that Mr. Hickey qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•

reviewing and approving the compensation of our executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, employment

•	reviewing succession planning for our Chief Executive Officer and management;

•	administering and determining any award grants under our equity incentive plan;

•	recommending to the Board the compensation of our directors;

•	preparing any compensation committee report required by the SEC to be included in our annual proxy statement; and

•	periodically reviewing risks related to our compensation policies and practices.

The Compensation Committee has the power to appoint, from among its members, subcommittees, each of which may have (as determined by the Compensation Committee) the full power of the Compensation Committee; provided, however, that the Compensation Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee has not delegated and has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. In determining compensation for executive officers other than the Chief Executive Officer, the Compensation Committee may consider, among other things, the recommendations of the Chief Executive Officer and other officers.

In 2019, our Compensation Committee engaged the services of Frederic W. Cook & Co. ("FW Cook"), a compensation consulting firm, to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other selected companies. FW Cook does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee believes that FW Cook does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or Nasdaq listing standards. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.

Nominating and Governance Committee

Our Nominating and Governance committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board;

•	reviewing developments in corporate governance practices and developing and recommending corporate governance guidelines to our Board;

•	overseeing the evaluation of our Board and management;

•	reviewing the Company’s environmental and social responsibility policies and practices; and

•	recommending members for each Board committee of our Board.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for fiscal year 2019, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and internal controls over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on the review and discussions referred to above, the Audit Committee (i) recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2020 for filing with the SEC, and (ii) appointed KPMG as the Company’s independent registered public accounting firm for fiscal year 2020. This report is provided by the following directors, who constitute the Audit Committee:

Gregory P. Hickey (Chairman)

Martha Bejar

Phillip Williamson

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Director Candidates Recommended by Stockholders

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Properly communicated stockholder-recommended director candidates will be considered in the same manner and using the same criteria as used for any other director candidate. To be properly communicated, stockholders desiring to recommend candidates for consideration by the Nominating and Governance Committee and the Board should submit their recommendation in writing to the attention of the Secretary, Sportsman’s Warehouse Holdings, Inc., 1475 West 9000 South, West Jordan, Utah, 84088, no later than the January 1st prior to the next annual meeting of stockholders, together with all information about the stockholder and the candidate that would be required pursuant to Section 2.15 of our Bylaws if the stockholder was nominating the candidate for election to the Board. The Nominating and Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board. For a discussion of the factors and other criteria the Nominating and Governance Committee and Board will consider when evaluating a director candidate, see “Proposal 1 - Election of Directors”.

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 2.15 of our Bylaws, and as described further under “Proposals of Stockholders and Director Nominations for 2021 Annual Meeting.”

Communications with the Board of Directors

Individuals may contact our entire Board, an individual director, the independent directors as group, any Board committee or any Chairperson of any Board committee by sending a written communication to the Board, the individual director, the independent directors as a group, any Board Committee or any Chairperson of any Board Committee in care of:

Sportsman’s Warehouse Holdings, Inc.

Attn: Secretary

1475 West 9000 South

West Jordan, Utah 84088

Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should be addressed to the Board, any such individual director, the independent directors as a group, Board committee or Chairperson of any Board committee by either name or title. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the directors. Junk mail, job inquiries, business solicitations, or hostile communications will not be presented. In addition, if requested by stockholders, when appropriate, the Chairman of the Board will also be available for consultation and direct communication with stockholders

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics applicable to our employees, directors, and officers. This Code of Conduct and Ethics is applicable to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The code is available on the Company’s website at investors.sportsmans.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at investors.sportsmans.com.

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth certain information regarding our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Jon Barker	52	Chief Executive Officer, President and Director
Robert K. Julian	58	Chief Financial Officer and Secretary

See “Proposal 1 – Election of Directors - Continuing Directors” for information concerning the business experience of Mr. Barker. Information concerning the business experience of our other executive officer is set forth below.

Robert K. Julian,  57, has served as our Chief Financial Officer and Secretary since April 2019.  Mr. Julian has over 30 years of financial management experience, in both public and private companies, ranging in size from small-cap enterprises to Fortune 100 companies. Most recently, he served as Executive Vice President, Chief Financial Officer and Treasurer for Deluxe Entertainment Services Group from July 2017 to June 2018. Prior to that, Mr. Julian served as Senior Vice President and Chief Financial Officer for Callaway Golf Company (NYSE: ELY) from May 2015 to April 2017, and as Executive Vice President and Chief Financial Officer for Lydall (NYSE: LDL) Inc. from October 2012 to May 2015. Previously in his career, Mr. Julian held senior financial roles at Rockwell International, Honeywell, Cisco Systems, Fisher Scientific and Legrand S.A.

Mr. Julian earned a B.A. Finance, with Honor, from Michigan State University, and an MBA Finance from The University of Michigan.

There are no family relationships between or among any of our executive officers or directors.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2019 and 2018

The following table presents information regarding compensation of Messrs. Barker, Talbot, and Julian, our only executive officers during fiscal year 2019, for services rendered during fiscal years 2019 and 2018. These individuals are referred to in this Proxy Statement as our “named executive officers.”

Name and Principal Positions(s)	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jon Barker	2019	748,014	376,062	949,999(2)	—	—	—	5,083(3)	2,079,158
President and Chief Executive Officer	2018	609,628	311,293	924,995(2)	—	—	—	4,800	1,850,716
Robert K. Julian	2019	326,923	132,385	499,994(2)	—	—	—	32,385(3)	991,687
Chief Financial Officer and Secretary
Kevan P. Talbot(4)	2019	118,125	—	—	—	—	—	91,388(3)	209,513
Chief Financial Officer and Secretary	2018	344,250	85,312	119,991(2)	—	—	—	4,142	553,695

____________________

(1)The amounts reported in the “Bonus” column of the table above for fiscal year 2019 is composed of bonuses that were paid to Messrs. Barker and Julian, respectively, based on the Compensation Committee’s assessment of: (i) the Company’s adjusted earnings before interest, tax, depreciation, and amortization and inventory turns for fiscal year 2019 relative to pre-established goals and (ii) the named executive officer’s individual performance during fiscal year 2019. The annual bonuses were recommended and approved by the Compensation Committee. Mr. Julian also received a signing bonus of $50,000 in connection with the commencement of his employment in fiscal year 2019.

(2)For Messrs. Barker and Julian for fiscal year 2019, this amount consists of restricted stock units awarded in fiscal year 2019 subject to time-based vesting requirements (“time-based restricted stock units”) with a grant date fair value of $474,999 and $399,995, respectively, and performance stock units awarded in fiscal year 2019 subject to both time- and performance-based vesting requirements (“performance-based restricted stock units”) awarded in fiscal year 2019 with a grant date fair value of $474,999 and $99,999, respectively (based on the “target” level of performance, which the Company determined was the probable outcome of the applicable performance-based conditions on the grant date). If the highest level of performance were achieved, the grant date fair value of the performance-based restricted stock units awarded in fiscal year 2019 to Messrs. Barker and Julian would be $949,998 and $199,998, respectively. For Messrs. Barker and Talbot for fiscal year 2018, this amount consists of time-based restricted stock units awarded in fiscal year 2018 with a grant date fair value of $462,497 and $59,996, respectively, and performance-based restricted stock units awarded in fiscal year 2018 with a grant date fair value of $462,497 and $59,995, respectively (based on the “target” level of performance, which the Company determined was the probable outcome of the applicable performance-based conditions on the grant date). If the highest level of performance were achieved, the grant date fair value of the performance-based restricted stock units awarded in fiscal year 2018 to Messrs. Barker and Talbot would be $924,994 and $119,990, respectively. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements and in accordance with FASB ASC Topic 718 and reflects the number of shares of our Common Stock (the “target” number of shares in the case of restricted stock units with performance-based vesting conditions) subject to the restricted stock units awarded to the named executive officer multiplied by the closing price of a share of our Common Stock on the grant date of the award

(3)The amounts reported in the “All Other Compensation” column of the table above for fiscal year 2019 include the following: for Mr. Barker $5,083 of aggregate matching contributions under our 401(k) plan; for Mr. Julian $82,385 of reimbursed relocation expenses and for Mr. Talbot  (i) $75,000 of cash severance benefit,  $14,518 of COBRA reimbursement, and $1,870 of 401(k) match.

(4)Mr. Talbot separated from employment with the Company, and stepped down as our Chief Financial Officer and Secretary as of June 3, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our named executive officers as of February 1, 2020, including the vesting dates for the portions of these awards that had not vested as of that date.

		Stock Awards

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
		(#)	($) (1)
(a)	(b)	(g)	(h)

Jon Barker	4/16/2017	50,505(2)	327,272
	4/9/2018	18,839(3)	122,077
	4/9/2018	62,797(4)	406,925
	6/7/2019	136,103(5)	881,947
	6/7/2019	87,106(6)	564,447
Robert K. Julian	4/24/2019	64,239(7)	416,269
	6/7/2019	28,653(5)	185,671
	6/7/2019	18,338(6)	118,830
Kevan P. Talbot	—	—	—

____________________

(1)The dollar amounts shown in column (i) of the table above are determined by multiplying the number of shares or units reported in column (h) of the table above by $6.48, the closing price of our Common Stock on January 31, 2020, the last trading day of fiscal year 2019.

(2)The unvested portion of this restricted stock unit award is scheduled to vest in one annual installment on April 16, 2020, subject to continued employment or service.

(3)Represents the number of shares subject to the named executive officer’s fiscal year 2018 performance-based restricted stock unit award that is eligible to vest after giving effect to the performance-based vesting conditions for fiscal year 2018. The unvested portion of this award is scheduled to vest in one installment on April 9, 2021, subject to continued employment or service.

(4)The unvested portion of this restricted stock unit award is scheduled to vest in two annual installments on April 16, 2020 and April 16, 2021, subject to continued employment or service.

(5)The unvested portion of this restricted stock unit award is scheduled to vest in three annual installments on April 16, 2020, April 16, 2021 and April 16, 2022 subject to continued employment or service.

(6)Represents the number of shares subject to the named executive officer’s fiscal year 2019 performance-based restricted stock unit award that is eligible to vest after giving effect to the performance-based vesting conditions for fiscal year 2019. The unvested portion of this award is scheduled to vest on April 16, 2022, subject to continued employment or service.

(7)The unvested portion of this restricted stock unit award is scheduled to vest in one installment on April 24, 2022, subject to continued employment or service

The awards set forth in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table above are restricted stock unit awards granted to Messrs. Barker and Julian under the terms of our 2019 Performance Incentive Plan and our 2013 Performance Incentive Plan, which are described below under “—Equity Incentive Plans.” Each restricted stock unit represents a contractual right to receive one share of our Common Stock if the applicable time-based vesting requirements, outlined in the footnotes to the table above, are satisfied. Messrs. Barker and Julian do not have the right to vote or dispose of the restricted stock units, but, in the event we pay dividends with respect to our Common Stock, Messrs. Barker and Julian would be credited with additional restricted stock units as dividend equivalents that are subject to the same vesting and payment terms as the underlying stock units. The unvested portions of the restricted stock unit awards are subject to accelerated vesting in certain circumstances as discussed below.

Pay for Performance

Our executive compensation program is designed to pay for performance. Our Compensation Committee believes it is important to structure a significant portion of our named executive officers’ compensation so that it is aligned with the Company’s corporate strategies and business objectives and it incentivizes our named executive officers to create long-term value for our stockholders without encouraging unnecessary or excessive risk taking. In line with this compensation philosophy, generally, a substantial majority of each named executive officer’s annual compensation opportunity is not fixed, but consists of performance-based compensation (annual bonus opportunity and equity awards with performance-based vesting requirements) and/or compensation tied to long-term vesting requirements with a value dependent on our stock price (all equity awards).

Annual Performance Bonuses

The annual performance bonuses paid to the executives in fiscal year 2019 were based on the Compensation Committee’s assessment of the Company’s same store sales growth and gross margin for fiscal year 2018 relative to pre-established goals, as well as each executive’s individual performance. The actual bonuses paid to our named executive officers for fiscal year 2019 were 50% or less than the applicable targeted levels, which illustrates the rigor of the goals and the alignment of delivered pay with Company performance.

Performance Restricted Stock Units

We grant a significant portion of our named executive officers’ total compensation opportunity in the form of equity awards with long-term vesting requirements because equity awards, which have a value based on our stock price, help further align the interests of our named executive officers with stockholder interests, encourage growth in stockholder value, and help to retain key executives through the applicable vesting periods. Furthermore, 50% of the named executive officers’ long-term equity awards in fiscal year 2019 were subject to both performance- and time-based vesting requirements, with rigorous performance-based goals. The performance-based restricted stock units were eligible to vest between 0% and 200% of the target number of restricted stock units based on the Company’s omni-channel revenue growth and adjusted earnings per share (“EPS”) for fiscal year 2019 (as such terms are defined in the award agreements), as determined based on the following:

(1) 50% of the performance-based restricted stock units become eligible to vest based on the Company’s omni-channel revenue growth for fiscal year 2019, as follows:

FY 19 Omni-Channel Revenue Growth
Actual Level of Omni -Channel Revenue Growth for the Performance Year	Vesting Eligibility Percentage
29.6% or Less	0%
49.4%	100%
59.3%	150%
69.2% or Greater	200%

(2)50% of the performance-based restricted stock units become eligible to vest based on the Company’s adjusted EPS for fiscal year 2019.

FY 19 Adjusted EPS
Actual Adjusted EPS for the Performance Year	Vesting Eligibility Percentage
$0.494 or Less	0%
$0.581	100%
$0.625	150%
$0.668 or Greater	200%

For actual omni-channel revenue growth or adjusted EPS achievement results between two points in the preceding tables, the actual vesting eligibility percentage will be determined on a pro-rata basis between points. For purposes of the awards, “omni-channel revenue growth” generally meant the Company’s growth in net sales for the first 52 weeks of the 2019 fiscal year for all sales originating from “sportsmans.com” (including those sales to external Federal firearms licensed dealers, buy-online-pickup-in-store, ship-to-store, ship-to-home, and ship-from-store) as compared to the Company’s net sales for the last 52 weeks of the 2018 fiscal year for all sales originating from “sportsmans.com,” expressed on a percentage basis. For purposes of these awards, “adjusted EPS” generally meant the Company’s earnings per share of Common Stock for the 2019 fiscal year as determined in accordance with GAAP, but determined without taking into account cash bonuses paid with respect to the 2019 fiscal year.

In March 2020, the Compensation Committee determined that, for purposes of these awards, the Company achieved fiscal year 2019 omni-channel revenue growth of 60.5% and fiscal year 2019 adjusted EPS of $0.47, which resulted in 78% of the target number of restricted stock units becoming eligible to vest (based on the omni-channel revenue growth metric, with no portion of the units becoming eligible to vest based on the adjusted EPS metric), evidencing the rigor of the program. These restricted stock units will cliff vest on April 16, 2022, generally subject to the executive’s continued service or employment through the vesting date. The portions of the awards that did not become eligible to vest based on performance were forfeited as of the end of the performance period.

The following table shows the number of time-based restricted stock units and the number of performance-based restricted stock units awarded to Messrs. Barker and Julian on June 7, 2019 (with the performance-based restricted stock units reported at the target number of shares subject to the awards), as well as the grant date fair value of each award calculated as described in footnote (2) to the Summary Compensation Table above.  As discussed above, based on actual performance for fiscal year 2019 only 78% of the target number of units subject to each performance-based restricted stock unit award shown below is eligible to vest and such units remain subject to cliff vesting at the end of the three-year vesting period applicable to the awards; the remaining portions of such awards have terminated.

FY 19 CEO and CFO Equity Awards
Executive	Time-Based Restricted Stock Units (#)	Grant Date Fair Value of Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units (# at target)	Grant Date Fair Value of Performance-Based Restricted Stock Units
Jon Barker	136,103	$474,999	136,103	$474,999
Robert K. Julian	28,653	$99,999	28,653	$99,999

In connection with his commencement of employment on April 24, 2019, Mr. Julian also received an award of 64,239 time-based restricted stock units that vest on the third anniversary of his employment, subject to his continued employment or service.

Employment Agreements with Our Named Executive Officers

The following describes the material terms of the employment agreement that we have entered with Mr. Barker. We have also entered into a severance agreement with Mr. Julian and a separation agreement with Mr. Talbot, which are described below under “Potential Payments Upon Termination or Change in Control”.

Employment Agreement with Jon Barker

Term. On May 11, 2018, we entered into an employment agreement with Mr. Barker, our President and Chief Executive Officer. This employment agreement amended and restated the previous employment agreement with Mr. Barker dated March 31, 2017. The employment agreement has an initial term that commenced on May 11, 2018 and continues until January 30, 2022, subject to automatic one-year extensions of the term unless either party provides notice that the agreement will not be extended. Mr. Barker’s employment with us is on an at-will basis, terminable by us or by Mr. Barker at any time (subject to certain notice requirements of the employment agreement) and for any reason, subject to the post-termination of employment benefits discussed below under the heading “—Potential Payments Upon a Termination or Change of Control.”

Base salary. Mr. Barker’s employment agreement provides for an annual base salary of $650,000. The employment agreement provides that our Compensation Committee will review Mr. Barker’s base salary on an annual basis and has discretion to increase (but not decrease) his base salary level.

Annual bonus. During the term of the employment agreement, Mr. Barker is eligible to receive an annual performance bonus, payable in cash, for each fiscal year during the term of the employment agreement. Mr. Barker’s target bonus for a fiscal year is equal to 100% of his base salary for that year, with the actual amount of his bonus for the year determined by our Compensation Committee.

Equity awards. The employment agreement provides that Mr. Barker will be considered for an equity award under our 2013 Performance Incentive Plan, the terms and conditions of which will be established by our Board (or a committee thereof) in its sole discretion.

Other compensation. The employment agreement also provides for Mr. Barker to participate in our employee benefit plans for senior executives generally, reimbursement of business expenses, and reimbursement of an annual physical exam.

Provisions of Mr. Barker’s employment agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Equity Incentive Plans

We maintain the 2019 Performance Incentive Plan, or the 2019 Plan, to provide an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. Our stockholders approved this plan in May 2019. Employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2019 Plan. We previously maintained the 2013 Performance Incentive Plan, or the 2013 Plan, the terms of which were similar to the 2019 Plan, except no new awards may be granted under the 2013 Plan following stockholder approval of the 2019 Plan.

Our Compensation Committee (or, with respect to awards for our non-employee directors (as defined below), the Board), administers the 2019 Plan. The administrator of the plan has broad authority to:

•	select eligible participants and determine the types of awards that they are to receive;
•

grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

•	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•	subject to the other provisions of the 2019 Plan, make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•

determine the method of payment of any purchase price for an award or shares of our Common Stock delivered under the 2019 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•

modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;
•	approve the form of any award agreements used under the 2019 Plan; and
•	construe and interpret the 2019 Plan, make rules for the administration of the 2019 Plan, and make all other determinations for the administration of the 2019 Plan.

A total of 3,922,296 shares of our Common Stock are authorized for issuance with respect to awards granted under the 2019 Plan. Except as provided in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest or for any other reason are not paid or delivered under the 2019 Plan or 2013 Plan will again be available for subsequent awards under the 2019 Plan. Shares that are exchanged by a participant or withheld by us to pay the exercise price of an award granted under the 2019 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award granted under the 2019 Plan, will again be available for subsequent awards under the 2019 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2019 Plan. As of April 1, 2020, a total of 771,156 shares of our Common Stock were subject to restricted stock and restricted stock unit awards outstanding awards under the 2019 Plan, a total of 806,143 shares of our Common Stock were subject to restricted stock and restricted stock unit awards outstanding awards under the 2013 Plan and 2,547,993 shares of our Common Stock were then available for new award grants under the 2019 Plan.

The following other limits are also contained in the 2019 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 3,500,000 shares.
•

The maximum grant date fair value for awards granted to a non-employee director during any one calendar year is $125,000, except that this limit will be $200,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Awards under the 2019 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, restricted stock units and other forms of awards including cash awards. Awards under the 2019 Plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our Common Stock, or 110% of fair market value of our Common Stock or incentive stock option grants to any 10% owner of our Common Stock, on the date of grant. These and other awards may also be issued solely or in part for services. Awards are generally paid in shares of our stock or may be paid in cash. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

As is customary in incentive plans of this nature, the number and type of shares available under the 2019 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, conversions, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. In no case (except due to an adjustment referred to above or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2019 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Generally, and subject to limited exceptions set forth in the 2019 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination or other reorganization, or a sale of all or substantially all of our assets, all awards then-outstanding under the 2019 Plan will generally be assumed or continued, or they will be terminated, in connection with the transaction. If the awards are to be terminated in the transaction (and not assumed or continued) they will generally become fully vested. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2019 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Our Board may amend or terminate the 2019 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. Our Board and Compensation Committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

The 2019 Plan will terminate on April 5, 2029. However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated. The maximum term of options, stock appreciation rights and other rights to acquire stock under the plan is ten years after the initial date of the award.

Employee Stock Purchase Plan

In April 2015, our Board adopted the Sportsman’s Warehouse Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, shares of our Common Stock are available for purchase by eligible employees who elect to participate in the ESPP.  Our Board believes that the ESPP helps the Company retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company’s stockholders.

Our Board, or one or more committees appointed by the Board or another committee (within delegated authority), administers the ESPP.  The administrator has full power and discretion to adopt, amend or rescind any rules or regulations for carrying out the ESPP and to construe and interpret the ESPP.

The ESPP generally operates in successive six-month periods referred to as “Offering Periods,” provided that the plan administrator may provide in advance that a particular Offering Period will be of a different duration and/or will consist of one or more “purchase periods.”  However, an Offering Period may not be shorter than three months and may not be longer than 27 months.  The first Offering Period under the ESPP commenced January 1, 2016.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely elected to participate in the ESPP for that Offering Period will be granted an option to purchase shares of our Common Stock.  A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP.  The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name.  Subject to certain limits, a participant generally may elect to terminate (but may not otherwise increase or decrease) his or her contributions to the ESPP during an Offering Period. A participant generally may elect to increase, decrease or terminate his or her contributions to the ESPP effective with the first Offering Period that commences after the election is received.  Amounts contributed to the ESPP are subject to certain limits set forth in the ESPP (including, without limitation, a $25,000 limit on the value of stock that can be purchased by any one employee under the ESPP in any one year, as this limit is applied under the Code and generally determined based on the value of the stock at the start of the Offering Period in which it is purchased) and constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Purchase Date”).  The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Purchase Date by the “Option Price” for that Offering Period.  The determination of the Option Price for an Offering Period may be changed from time to time, except that in no event may the Option Price for an Offering Period be lower than the lesser of (i) 85% of the fair market value of a share of our Common Stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of our Common Stock on the applicable Purchase Date.  A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant.

To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must, unless otherwise provided by the ESPP administrator, be customarily employed by us or one of our participating subsidiaries for more than 20 hours per week and for more than five months per calendar year.

A total of 800,000 shares of our Common Stock are authorized for issuance under the ESPP, of which, as of April 1, 2020, 354,316 shares have been issued.

As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.

Our Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby.  Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirements of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules.  The ESPP administrator also may, from time to time, without stockholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules. Our Board and the Compensation Committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

No new Offering Periods will commence under the ESPP on or after March 31, 2025, unless our Board terminates the ESPP earlier.  The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Defined Contribution Plan

As part of our overall compensation program, we provide all full-time employees, including our named executive officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer up to 50% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. We also provide matching contributions of up to 25% of the first 6% of eligible compensation deferred by each of our 401(k) plan participants, with a maximum matching contribution of 1.5% of eligible compensation per participant per plan year. Our employees are allowed to participate in the 401(k) on the first day of the month following 90 days of employment, and 401(k) plan participants are eligible to receive employer matching contributions after one year of continuous service. Participants are always vested in their personal contributions to the 401(k) plan, and company-matching contributions under the plan vest at a rate of 20% per year of service.

Except as described above in this Proxy Statement with respect to our 401(k) plan, we do not currently maintain any additional retirement plans, tax-qualified or nonqualified, for our executives or other employees.

Perquisites

As part of our overall compensation program, we provide our named executive officers with certain perquisite benefits, including certain use of a company-provided automobile and reimbursement for certain travel and commuting expenses. We did not provide our named executive officers with a tax gross-up benefit in fiscal year 2018 or fiscal year 2019. The amounts of the perquisites provided to our named executive officers for fiscal year 2019 are set forth in footnote (3) to the “Summary Compensation Table for Fiscal Years 2019 and 2018” above.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to our named executive officers in connection with a termination of their employment and/or a change of control of us under the circumstances described below.

Jon Barker

Mr. Barker’s employment agreement, which was entered into on May 11, 2018 and is described under the heading “—Employment Agreements with Our Named Executive Officers,” and the award agreements for his equity awards, provide for certain benefits to be paid to him in connection with a termination of his employment with us under the following circumstances:

Termination of employment for death, incapacity or gross misconduct or without good reason.  In the event that Mr. Barker’s employment is terminated during his employment term due to his death or incapacity or for gross misconduct, or by Mr. Barker without good reason (as such terms are defined in his employment agreement), Mr. Barker will be entitled to receive his base salary and paid personal time off accrued through the date of termination and payment of any unreimbursed business expenses (the “accrued obligations”). Pursuant to the terms of Mr. Barker’s performance-based restricted stock award agreement, if Mr. Barker’s employment terminates due to his death or permanent disability (as such term is defined in the award agreement) at or before the end of the performance year, the restricted stock units will remain eligible to vest and Mr. Barker will vest on the last day of the performance period in one-third of any restricted stock units deemed eligible to vest based on the Company’s performance for the performance period. If Mr. Barker’s employment terminates due to his death or permanent disability after the end of the performance period but before the second anniversary of the award date, Mr. Barker will become fully vested in two-thirds of the restricted stock units eligible to vest. If Mr. Barker’s employment terminates due to his death or permanent disability after the second anniversary of the award date but before the third anniversary of the award date, Mr. Barker will become fully vested in all the restricted stock units eligible to vest.

Non-renewal of employment agreement term.  In the event that the Mr. Barker’s employment and the term of the employment agreement are terminated by a notice of non-renewal by the Company, Mr. Barker will receive the accrued obligations and a bonus for the fiscal year of his termination.

Termination of employment without gross misconduct or with good reason. In the event that Mr. Barker’s employment is terminated during his employment term without gross misconduct or by Mr. Barker with good reason, Mr. Barker will be entitled to the following benefits: (1) the accrued obligations; (2) continued payment of his base salary (at the rate in effect on the termination date) through the date that is 15 months (18 months if such termination occurs on or after a change in control of the Company) following the termination date; (3) a pro-rata portion of his target bonus for the year of termination; (4) continued company-paid COBRA benefits through the date that is 15 months (18 months if such termination occurs on or after a change in control of the Company) following the termination date (or, if earlier, the date of his death, the date he becomes eligible for coverage under a future employer’s plan and the date we cease to offer group medical coverage to active executive employees or we are otherwise under no obligation to offer COBRA continuation coverage to Mr. Barker); and (5) continued participation in the employee merchandise discount program for 12 months. In addition, Mr. Barker’s time-based equity-based awards will generally become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment on or after a change in control of the Company. Pursuant to the terms of Mr. Barker’s performance-based restricted stock unit award agreement, in the event Mr. Barker’s employment is terminated without cause or by Mr. Barker for good reason (as such terms are defined in the award agreement) upon or following a change in control of the Company that occurs at or prior to the end of the performance period, Mr. Barker will become fully vested in the greater of the number of restricted stock units that would vest based on a shortened performance period and the target number of restricted stock units subject to the award. In the event Mr. Barker’s employment is terminated without cause or by Mr. Barker for good reason upon or following a change in control of the Company that occurs following the end of the performance period, Mr. Barker will become fully vested in all the restricted stock units eligible to vest. The severance benefits described above are contingent upon Mr. Barker providing a general release of claims.

Change in Control. Pursuant to Mr. Barker’s performance-based restricted stock unit award agreement, if the award is not to be assumed or continued following a change in control of the Company that occurs at or prior to the end of the performance period, Mr. Barker will become fully vested in the greater of the number of restricted stock units that would vest based on a shortened performance period and the target number of restricted stock units subject to the award. If the award is not to be assumed or continued following a change in control of the Company that occurs following the end of the performance period, Mr. Barker will become fully vested in all the restricted stock units eligible to vest.

Restrictive covenants. Pursuant to Mr. Barker’s employment agreement, Mr. Barker has agreed not to disclose any of our confidential information or to publicly disparage us at any time during or after his employment with us. In addition, Mr. Barker has agreed that, for a period of one year following a termination of his employment with us, he will not engage in certain competitive activities with us and, for a period of two years following a termination of his employment with us, he will not solicit our employees or independent contractors.

Robert K. Julian

On April 2, 2019, the Company entered into a severance agreement with Mr. Julian. The severance agreement has an initial term that commenced on April 2, 2019 and continues until April 2, 2022, subject to automatic one-year extensions of the term unless either party provides notice that the agreement will not be extended. The agreement provides that Mr. Julian’s employment may be terminated by the Company or by Mr. Julian for any reason at any time, with or without notice.

Termination of employment for death, incapacity or gross misconduct or without good reason.  In the event that Mr. Julian’s employment is terminated due to his death or incapacity or for gross misconduct, or by Mr. Julian without good reason (as such terms are defined in his severance agreement), Mr. Julian will be entitled to receive his base salary and paid personal time off accrued through the date of termination and payment of any unreimbursed business expenses (the “accrued obligations”). Pursuant to the terms of Mr. Julian’s performance-based restricted stock award agreement, if Mr. Julian’s employment terminates due to his death or permanent disability (as such term is defined in the award agreement) at or before the end of the performance year, the restricted stock units will remain eligible to vest and Mr. Julian will vest on the last day of the performance period in one-third of any restricted stock units deemed eligible to vest based on the Company’s performance for the performance period. If Mr. Julian’s employment terminates due to his death or permanent disability after the end of the performance period but before the second anniversary of the award date, Mr. Julian will become fully vested in two-thirds of the restricted stock units eligible to vest. If Mr. Julian’s employment terminates due to his death or permanent disability after the second anniversary of the award date but before the third anniversary of the award date, Mr. Julian will become fully vested in all the restricted stock units eligible to vest.

Termination of employment without gross misconduct or with good reason. In the event Mr. Julian’s employment is terminated by the Company without “Gross Misconduct,” or by Mr. Julian for “Good Reason” (as these terms are defined in the severance agreement), Mr. Julian will be entitled to receive (in addition to the accrued obligations), subject to providing a release of claims to the Company, (i) continued payment of his base salary (as severance pay) for twelve months following such termination of employment, (ii) a pro-rated portion of his target annual bonus for the year in which such termination of employment occurs, and (iii) reimbursement for COBRA premiums for up to twelve months. In addition, Mr. Julian’s time-based equity-based awards will generally become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment on or after a change in control of the Company. Pursuant to the terms of Mr. Julian’s performance-based restricted stock unit award agreement, in the event Mr. Julian’s employment is terminated without cause or by Mr. Julian for good reason (as such terms are defined in the award agreement) upon or following a change in control of the Company that occurs at or prior to the end of the performance period, Mr. Julian will become fully vested in the greater of the number of restricted stock units that would vest based on a shortened performance period and the target number of restricted stock units subject to the award. In the event Mr. Julian’s employment is terminated without cause or by Mr. Julian for good reason upon or following a change in control of the Company that occurs following the end of the performance period, Mr. Julian will become fully vested in all the restricted stock units eligible to vest.

Change in Control. Pursuant to Mr. Julian’s performance-based restricted stock unit award agreement, if the award is not to be assumed or continued following a change in control of the Company that occurs at or prior to the end of the performance period, Mr. Julian will become fully vested in the greater of the number of restricted stock units that would vest based on a shortened performance period and the target number of restricted stock units subject to the award. If the award is not to be assumed or continued following a change in control of the Company that occurs following the end of the performance period, Mr. Julian will become fully vested in all the restricted stock units eligible to vest.

Restrictive Covenants.  Pursuant to Mr. Julian’s severance agreement, Mr. Julian has agreed not to disclose any of our confidential information or to publicly disparage us at any time during or after his employment with us. In addition, Mr. Julian has agreed that, for a period of one year following a termination of his employment with us, he will not engage in certain competitive activities with us and, for a period of two years following a termination of his employment with us, he will not solicit our employees or independent contractors.

Kevan P. Talbot

The Company entered into a separation agreement with Mr. Talbot (the “Separation Agreement”) on June 3, 2019. The Separation Agreement provides that the Company will pay Mr. Talbot, whose employment with the Company terminated as of June 3, 2019, a one-time separation payment of $75,000, and that the Company will pay or reimburse Mr. Talbot’s premiums to continue health insurance benefits under COBRA for 12 months. The Separation Agreement also includes confidentiality, non-disparagement and cooperation covenants, and a release of claims in favor of the Company.

Other Policies

Executive Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, under which (i) our Chief Executive Officer is expected to own shares of our Common Stock with a value equal to at least three times his then-current annualized base salary and (ii) each of our other executive officers is expected to own shares of our Common Stock with a value equal to at least one times the officer’s then-current annualized base salary. Share ownership for purposes of the guidelines includes shares of our Common Stock owned directly by the executive officer, by the officer’s spouse, or by the officer’s children who reside with the officer or the officer’s spouse, shares held in a trust established by the executive officer or the officer’s spouse for estate or tax planning purposes if the trust is revocable by the officer or the officer’s spouse, and shares subject to outstanding restricted stock and restricted stock unit awards (whether or not vested and whether or not payable in stock or cash of equivalent value) granted to the executive officer (other than restricted stock units subject to unsatisfied performance-based vesting conditions). Our executive officers are expected to satisfy the guideline level of ownership by the first December 31 on or after the date that is five years after the date that the executive officer first become subject to the guidelines. Thereafter, compliance with the guidelines will be assessed as of December 31 each year. If an executive officer does not satisfy the guideline level of ownership as of such a measurement date, the executive officer is expect to hold at least 50% of the net vested shares acquired upon the exercise, payment or vesting of any equity award (with the “net” shares determined after taking into account any shares sold or withheld to pay any applicable exercise price of the award and to satisfy any applicable withholding obligations) granted to the executive officer by the Company until and to the extent required for the executive’s level of ownership to satisfy the applicable guideline level. Our Board of Directors or the Compensation Committee may suspend or grant waivers to the guidelines from time to time. Currently, our executive officers are within the applicable period of time they have to obtain sufficient share ownership to comply with the guidelines.

Clawback Policy

We maintain a “clawback” policy that allows our Board of Directors or the Compensation Committee to require reimbursement or cancellation of awards or payments made under our cash and equity incentive plans to the

Company’s current and former executive officers, and current and former vice presidents and more senior officers of the Company, in certain circumstances where: (1) the amount of the award or payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws, (2) a lesser (or no) payment or award of cash or shares would have been made to the individual based upon the restated financial results, and (3) the payment or award of cash or shares was received by the individual (or the applicable vesting date occurred) within 36 months prior to the date on which the Company is required to prepare such accounting restatement.

Compensation Committee Interlocks and Insider Participation

Mr. Graham, Mr. Schneider and Mr. McBee each served on the Compensation Committee during all of fiscal 2019. In addition, Mr. Toolson served on the Compensation Committee through his resignation at our 2019 annual meeting of stockholders. None of these directors had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

DIRECTOR COMPENSATION

Overview of Director Compensation for Fiscal Year 2019

Compensation for our non-employee directors under our current compensation program for our non-employee directors, which was in effect throughout fiscal year 2019 except as noted below, consists of an annual retainer of $75,000, an additional annual retainer of $15,000 for serving as Lead Independent Director, an additional annual retainer of $20,000 for serving as Chair of the Audit Committee, an additional annual retainer of $15,000 for serving as Chair of the Compensation Committee, and an additional annual retainer of $10,000 for serving as the Chair of our Nominating and Governance Committee. Effective in April 2019, the Board approved an additional annual retainer of $50,000 for a non-employee director serving as Chair of the Board, and increased this amount from $50,000 to $110,000 annually effective beginning with fiscal year 2020. The annual retainers are paid quarterly to our non-employee directors. Our non-employee directors are not provided any additional fees based on the number of meetings they attend.

On the date of each annual meeting of stockholders, each non-employee director who is serving on our Board will be granted an award of restricted stock units. The number of restricted stock units subject to the award will be determined by dividing $75,000 ($95,000 in the case of a non-employee director serving as Chair of the Board) by the per-share closing price (in regular trading) of our Common Stock on the date of such annual meeting, rounded down to the nearest whole unit. Effective beginning with the awards in fiscal year 2020, the Board increased the grant value from $95,000 to $115,000 for the grant to be made to a non-employee director serving as Chair of the Board. These restricted stock unit awards will vest in 12 substantially equal installments, subject to the non-employee director’s continued service as a director through each vesting date, with the first installment vesting one month following the date of grant and an additional installment vesting on each monthly anniversary of the date of grant thereafter for the next 11 months; provided, however, that the outstanding and unvested portion of the restricted stock unit award will vest in full (1) immediately prior to the first annual meeting of stockholders for the year following the year of grant of the award should such annual meeting occur before the first annual anniversary of the date of grant or (2) should a change in control of the Company occur and the director not continue to serve on the Board (or the board of a directors of a parent entity) following the change in control. Each such restricted stock unit award is made under and subject to the terms and conditions of the 2019 Plan (or any successor equity compensation plan approved by the Company’s stockholders and in effect at the time of grant) and is evidenced by, and subject to the terms and conditions of, a restricted stock unit award agreement in the form used by the Company to evidence restricted stock unit awards to our non-employee directors.

To the extent then vested, the restricted stock units will generally be paid in an equal number of shares of our Common Stock as soon as practicable following the earlier to occur of (1) the date the non-employee director ceases to be a member of the Board or (2) the first anniversary of the grant date of the award. The restricted stock unit awards are generally forfeited as to the unvested portion of the award upon the non-employee director’s termination of service as a director for any reason.

In the case of a new non-employee director who is initially appointed or elected to the Board on a date other than the date of an annual meeting of stockholders (commencing following the Annual Meeting), the non-employee director will be eligible to receive a pro-rated cash retainer and an equity award on the date of such initial appointment or election.

We maintain stock ownership guidelines for our non-employee directors, under which our non-employee directors are required to own shares of our Common Stock equal to at least three times the then-current annual cash retainer paid to our non-employee directors (for example, based on the $75,000 annual retainer described above, our non-employee directors are expected to own shares of our Common Stock equal to $225,000). Shares of our Common Stock owned directly by the non-employee director and unvested restricted stock units issued to the non-employee directors are included for purposes of meeting the guidelines. Our non-employee directors are expected to satisfy these guidelines within five years of the later to occur of (1) the effective date of the guidelines and (2) the date the non-employee director initially joins the Board.

For these purposes, our non-employee directors are members of our Board (1) who are not employed by the Company or one of its subsidiaries and (2) who, unless and until otherwise provided by our Board, are not partners or employees of Seidler or one of its affiliates. A member of our Board who was employed by the Company or one of its subsidiaries, or was a partner or employee of Seidler, or one of its affiliates, received no compensation from us for their service as a member of our Board. We reimburse all of our directors for reasonable expenses incurred to attend Board meetings.

Director Compensation for Fiscal Year 2019

The following table presents information regarding the compensation paid to each of our non-employee directors for the fiscal year ended February 1, 2020. The compensation paid to Mr. Barker in his capacity as an employee of the Company is presented in the Executive Compensation disclosure starting on page 21.  Mr. Barker was not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)(1)(2)	($)	($)	($)	($)	($)
Christopher Eastland	—	—	—	—	—	—	—
Kent V. Graham	83,571	74,997	—	—	—	—	158,568
Gregory P. Hickey	95,000	74,997	—	—	—	—	169,997
Richard McBee	81,429	74,997	—	—	—	—	156,426
Joseph P. Schneider	108,187	94,997	—	—	—	—	203,184
Martha Bejar	62,047	74,997	—	—	—	—	137,044
Phillip Williamson(3)	10,508	53,221	—	—	—	—	63,729

(1)  The amount reported in the “Stock Awards” column of the table above represents, for each non-employee director who received such an award, the fair value on the grant date of the restricted stock unit award granted to the non-employee director in connection with the 2018 Annual Meeting. This value has been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements and in accordance with FASB ASC Topic 718 and reflects the number of shares of our Common Stock subject to the restricted stock units awarded to the non-employee director multiplied by the closing price of a share of our Common Stock on the date of grant of the award.

(2)  The following table shows the number of shares of our Common Stock subject to the vested but not paid, and unvested, restricted stock unit awards held by each of our non-employee directors as of February 1, 2020. We have not granted any equity awards other than restricted stock unit awards to any of our non-employee directors

(3)  Mr. Williamson was appointed to the Board effective September 12, 2019. The value used to determine his initial equity award was pro-rated since he joined the Board other than on the date of an annual meeting of the Company’s stockholders.

Name	Shares Subject to Units Vested But Not Paid	Shares Subject to Unvested Units
	(#)	(#)
Christopher Eastland	—	—
Kent V. Graham	12,752	6,380
Gregory P. Hickey	12,752	6,380
Richard McBee	12,752	6,380
Joseph P. Schneider	16,160	8,074
Martha Bejar	12,752	6,380
Phillip Williamson	4,720	5,903

Our Board reserves the right to modify the new compensation program for our non-employee directors and the compensation arrangements for Board members from time to time.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains the 2013 Plan, the 2019 Plan and the ESPP.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted‑average exercise price of outstanding options, and the number of shares remaining available for future award grants as of February 1, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	956,054 (1)	—(2)	3,614,701(3)
Equity compensation plans not approved by security holders	—	—	—
Totals	956,054	—	3,614,701

__________________

(1) These shares were subject to restricted stock unit awards then outstanding under the 2019 Plan.

(2) The Company has only granted restricted stock unit awards under the 2019 Plan, which awards do not have an exercise price.

(3) Reflects the 3,169,237 number of shares that remained available for new award grants under the 2019 Plan on February 1, 2020 and the 445,464 shares that remained available for issuance under the ESPP on February 1, 2020. The shares available for award grants under the 2019 Plan may be used for any type of award that may be granted under the 2019 Plan, as described above and subject to the share limits of the 2019 Plan. Effective as of May 29, 2019 (the date stockholders approved the 2019 Plan), no new awards may be granted under the 2013 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2020, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and named executive officer, and by all current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes to the table below, we believe that the beneficial owners of the Common Stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 43,298,934 shares of Common Stock issued and outstanding as of April 1, 2020.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock as to which the person has the right to acquire beneficial ownership within 60 days of April 1, 2020, through the exercise of any option, conversion rights, or other rights. We did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders
T. Rowe Price (1)	5,527,037	12,76%
BlackRock, Inc (2)	2,975,267	6.87%
Franklin Resources, Inc. (3)	2,878,016	6.65%
BBRC Asset Management US, LLC (4)	2,446,225	5.70%
Cannell Capital LLC (5)	2,360,213	5.46%
Directors and Named Executive Officers
Jon Barker (6)	492,357	*
Robert K. Julian (7)	133,121	*
Kevan Talbot(8)	461,760	*
Kent V. Graham (9)	73,005	*
Gregory P. Hickey (10)	73,005	*
Joseph P. Schneider (11)	73,107	*
Richard McBee (12)	46,742	*
Martha Bejar (13)	23,506	*
Phillip Williamson (14)	10,623	*
Christopher Eastland	—	*
All Current Directors and Executive Officers as a group (9 persons)	925,465	2.14%

__________________

*Less than 1.0% of total.

(1)Based on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. on February 14, 2020. According to the Schedule 13G/A, as of December 31, 2019, T. Rowe Price Associates, Inc. has sole voting power over 1,241,884 shares of Common Stock and sole dispositive power. The Schedule 13G/A also discloses that T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 4,239,253 shares of Common Stock. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 6, 2020. According to the Schedule 13G/A, as of December 31, 2019, BlackRock, Inc. has sole voting power over 2,912,644 shares of Common Stock, and sole dispositive power over 2,975,267 shares of Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street New York, New York 10055.

(3)Based on a Schedule 13G/A filed with the SEC by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. on February 5, 2020. According to the Schedule 13G/A, as of December 31, 2019, FRI has sole voting power over 2,878,016 shares of common stock. According to the Schedule 13G/A, Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. As such, they may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. The Schedule 13G/A states that FRI, Charles B. Johnson and Rupert H. Johnson, Jr. each disclaim any pecuniary interest in any of such securities. The address of FRI. is One Franklin Parkway, San Mateo, California, 94403.

(4)Based on a Schedule 13G filed with the SEC by BBC Asset Management US, LLC on March 26, 2020. According to the Schedule 13G, as of March 16, 2020, BBC Asset Management US, LLC and Lars Munson have shared voting power over 2,446,225 shares of Common Stock, and shared dispositive power over 2,446,225 shares of Common Stock. The address of BBRC Asset Management US, LLC is 330 Madison Avenue, 20th Floor, New York, NY 10017. The Schedule 13G also discloses that Lars Munson may be considered a control person over BBRC Asset Management US, LLC.

(5)Based on a Schedule 13G/A filed with the SEC by Cannell Capital, LLC. on February 14, 2020. According to the Schedule 13G/A, as of December 31, 2019, Cannell Capital, LLC and J. Carlo Cannell have shared voting power over 2,360,213 shares of Common Stock, and shared dispositive power over 2,360,213 shares of Common Stock. The address of Cannell Capital LLC. is 245 Meriwether Circle, Alta, WY 83414.

(6)Includes 127,271 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 1, 2020. Also includes 21,623 shares of Common Stock held by Karen Seaman with whom the Reporting Person shares a household. Mr. Barker disclaims beneficial ownership of the shares of Common Stock, except to the extent of his indirect pecuniary interests, if any, in those shares. This report shall not be deemed an admission that Mr. Barker is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(7)Includes 9,551 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 1, 2020.

(8)Mr. Talbot ceased serving as our Chief Financial Officer on April 24, 2019. Under SEC rules, he is considered an NEO for fiscal 2019. The amount reported as beneficially owned by Mr. Talbot is based on Mr. Talbot’s last Form 4 as filed with the SEC, as adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.

(9)Includes 6,380 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 1, 2020.

(10)Includes 6,380 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 1, 2020.

(11)Includes 8,074 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 1, 2020.

(12)Includes 6,380 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 1, 2020.

(13)Includes 6,380 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 1, 2020.

(14)Includes 5,903 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 1, 2020.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Relating Related Party Transactions

Our Board has adopted a written Related Person Transaction Policy, providing that our Audit Committee is responsible for reviewing “related party transactions,” which are transactions (i) in which we are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 or such lower threshold as our Audit Committee may determine, and (iii) in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, nominee for director, executive officer or greater than 5% beneficial owner of our Common Stock and their immediate family members. Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. No member of our Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the Committee.

We had no related party transactions requiring disclosure under applicable rules of the SEC in fiscal 2019.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current executive officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Additionally, we may enter into indemnification agreements with any future directors or executive officers.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of KPMG has served as our independent registered public accounting firm since 2002. The Audit Committee has selected KPMG LLP, or KPMG, as the Company’s independent registered public accounting firm for fiscal year 2020, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of KPMG for ratification by stockholders as a matter of good corporate governance. If the stockholders should fail to ratify the selection of KPMG as the Company’s independent registered public accounting firm for fiscal year 2020, the Audit Committee will consider the appointment of a different independent registered public accounting firm for fiscal year 2020. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

The following table shows the aggregate fees billed to us for professional services by KPMG for fiscal years 2019 and 2018:

	Fiscal 2019	Fiscal 2018
Audit Fees (1)	$1,240,248	$505,353
Audit-Related Fees (2)	—	—
Tax Fees (3)	132,830	91,640
All Other Fees (4)	1,780	—
Total Fees	$1,374,858	$596,993

(1) Audit fees represent fees billed or accrued for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements and the audit of our internal control over financial reporting. In 2019, the audit fees included $200,000 of fees relating to the acquisition of eight Field & Stream stores.

(2) Audit-related fees represent fees billed for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. In 2019 and 2018, we did not incur any such fees.

(3) Tax fees represent fees billed for professional services rendered for the preparation of our federal and state income tax returns and other tax consulting services.

(4) All other fees represent fees billed for services other than those reported as “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”  For 2019 the fees incurred were for an accounting research tool provided by KPMG. We did not incur any such fees in fiscal year 2018.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. The Audit Committee also concluded that KPMG’s provision of audit and tax services to the Company and its affiliates is compatible with KPMG’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also may pre-approve detailed types of audit-related and permitted tax and other services, subject to certain dollar limits, to be performed during the next twelve months. All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis, subject to those exceptions that may be permitted by applicable law. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting. In accordance with this policy, the audit committee pre-approved all services to be performed by the Company’s independent registered public accounting firm in fiscal years 2019 and 2018.

Vote Required for Ratification of the Appointment of our Independent Registered Public Accounting Firm

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. Abstentions will be considered as a vote “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3
APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with the opportunity to approve, on an advisory basis, the compensation our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement.

Our executive compensation decisions are made in the context of our executive compensation plan statement.

Under our executive compensation plan statement, our executive compensation philosophy is to:

•	Align the interests of our executives with those of the stockholders
•	Attract, motivate, reward and retain the top contributors upon whom, in large part, our success depends;
•	Be competitive with compensation programs for companies of similar size and complexity with whom we compete for talent, including direct competitors;
•	Provide compensation based upon the short-term and long-term performance of both the individual executive and the Company; and
•	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

We urge stockholders to read the “Executive Compensation” section beginning on page __ of this Proxy Statement, which describes in more detail the key elements of our executive compensation program.  The Compensation Committee and the Board believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers set forth under “Executive Compensation,” including the Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the 2020 Annual Meeting of Stockholders.

This vote is an advisory vote only and will not be binding on us, our Board or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee.  However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

In addition, subject to the results of our stockholders’ vote on the preferred frequency option for future advisory votes on executive compensation in Proposal 4 below, we expect to hold our next advisory vote to approve the compensation of our named executive officers at our 2021 annual meeting of stockholders.

Vote Required for Approval, on an Advisory Basis, of Named Executive Officer Compensation

Approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. Abstentions will be considered as a vote “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4
APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking stockholders to vote, on an advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from voting on this proposal.

After careful consideration, the Board currently believes that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their views on our executive compensation program.

We recognize that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future advisory votes on executive compensation.

This vote is advisory and not binding on us or the Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Vote Required for Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on Named Executive Officer Compensation

Under our Bylaws, approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. However, if no frequency option receives the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on Proposal 4, our Board will consider the option receiving the highest number of affirmative votes as the preferred frequency option of our stockholders. Abstentions will have no effect on the outcome of Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “1 YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2021 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.  If you would like to present a proposal for possible inclusion in our proxy statement for our 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, please send the proposal to the attention of the Secretary, Sportsman’s Warehouse Holdings, Inc., 1475 West 9000 South Suite A, West Jordan, Utah 84088. To be eligible for inclusion in our proxy statement, proposals must be received by December 18, 2020 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  If we change the date of the 2021 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2021 annual meeting of stockholders.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board of Directors at the 2021 annual meeting of stockholders or wish to present a proposal at the 2021 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials the Company distributes for such meeting, must deliver written notice of the nomination or proposal to the Company’s Secretary no earlier than the close of business on February 3, 2021 and no later than the close of business on March 5, 2021 (provided, however, that if the 2021 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary of this year’s meeting, nominations and proposals must be received no earlier than the close of business on the 120th day prior to the date of the 2021 annual meeting of stockholders and no later than the close of business on the 90th day prior to the date of the 2021 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2021 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Section 2.15 of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2021 annual meeting of stockholders.  A stockholder’s written notice should be sent to the attention of the attention of the Secretary, Sportsman’s Warehouse Holdings, Inc., 1475 West 9000 South Suite A, West Jordan, Utah 84088.

OTHER MATTERS

The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. As to any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof, the proxyholders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.

ANNUAL REPORT TO STOCKHOLDERS

Our 2019 Annual Report has been posted, and is available without charge, on our corporate website at investors.sportsmans.com. For stockholders receiving a Notice of Internet Availability, such Notice of Internet Availability will contain instructions on how to request a printed copy of our 2019 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2019 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2019 Annual Report (including the financial statements but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our Common Stock. Requests can be made by writing to the attention of the Secretary, Sportsman’s Warehouse Holdings, Inc., 1475 West 9000 South Suite A, West Jordan, Utah 84088.

DATED: West Jordan, Utah, April 17, 2020

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –
www.proxypush.com/SPWH
Use the Internet to vote your proxy.
Scan code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR each of the nominees in Proposal 1.

1. Election of directors:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Greg Hickey	☐	☐	☐	02 Jon Barker	☐	☐	☐

The Board of Directors Recommends a Vote FOR Proposal 2, FOR Proposal 3 and 1 YEAR for Proposal 4.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.